Exhibit 10.1

ASSUMPTION AGREEMENT

AGREEMENT dated as of                     , 2007 among Moody’s Corporation (the “Company”),                              (the “Bank”) and JPMorgan Chase Bank, as Administrative Agent (the “Administrative Agent”).

WHEREAS, this Assumption Agreement (the “Agreement”) relates to the Credit Agreement dated as of September 1, 2004 among the Company, the Borrowing Subsidiaries party thereto, the Lenders party thereto, the Administrative Agent, Citibank, N.A. as Syndication Agent, and The Bank of New York as Documentation Agent (as amended from time to time, the “Credit Agreement”);

WHEREAS, as permitted by Section 2.08(d) of the Credit Agreement, the Company proposes to increase the aggregate amount of the Facility Commitments;

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. Definitions. All capitalized terms not otherwise defined herein have the respective meanings set forth in the Credit Agreement.

SECTION 2. Assumed Commitment. Effective as of the date hereof, the Bank hereby increases its existing Facility Commitment from $                     to $                    .

SECTION 3. Revolving Loans. The Bank shall make a Revolving Loan to the Company on the date hereof in accordance with Section 2.06 in an amount equal to such Bank’s pro rata share of the principal amount of all outstanding Revolving Loans on the date hereof after giving effect to the Assumed Commitment.1

SECTION 4. Additional Documentation. The Bank, upon execution of this Agreement, shall deliver to the Administrative Agent, any documentation required to be delivered by the Bank pursuant to Section 2.16(e) of the Credit Agreement.

SECTION 5. Representations of the Company. The Company hereby confirms that (a) the increase in the aggregate amount of the Facility Commitments and the transactions set forth herein have been duly authorized by all necessary corporate action and (b) at the time of and immediately after giving effect to the increase in the aggregate amount of the Facility

[1]	If Loans are outstanding on the effective date of this Agreement.

Commitments and the transactions set forth herein, (i) the representations and warranties of the Company set forth in the Credit Agreement are true and correct on and as of the date hereof and (ii) no Default has occurred and is continuing.

SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

[BANK]

By:
Name:

Title:

MOODY’S CORPORATION

By:
Name:

Title:

JPMORGAN CHASE BANK

By:
Name:

Title:

Schedule of Assumed Commitments as Reflected in

Separate Assumption Agreements

Each Signed by the Applicable Lender

Name of Bank	Date of Assumption Agreement	Section 2 Assumed Commitment
JPMorgan Chase Bank	March 23, 2007	$109,375,000
Citibank, N.A.	March 27, 2007	$101,562,500
SunTrust Bank	March 22, 2007	$70,312,500
Barclays Bank PLC	March 27, 2007	$62,500,000
The Bank of New York	March 28, 2007	$60,000,000
Bank of America, N.A.	March 28, 2007	$56,250,000
The Northern Trust Company	March 23, 2007	$40,000,000